                        INVESTORS INSURANCE GROUP, INC.
                             7200 WEST CAMINO REAL
                           BOCA RATON, FLORIDA  33433


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Investors Insurance Group, Inc., formerly Gemco National, Inc., will be held at the offices of the Company, at 7200 West Camino Real, Boca Raton, Florida on Friday, November 17, 1995 at 10:00 A.M. for the following purposes:

 1. To elect five (5) directors.

 2. To approve an Amendment to the Articles of Incorporation authorizing a class of Preferred Stock, and granting exclusive authority to the Board of Directors to determine the rights, preferences and limitations of the Preferred Stock.

 3. To transact such other business as may properly come before the meeting.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the Annual Meeting of Shareholders.

Only holders of Common Stock of record at the close of business on October 24, 1995 are entitled to notice of and to vote at said meeting and any adjournments thereof.


                                           By order of the Board of Directors,

                                           /s/ Susan F. Powell
                                           ---------------------------
                                           Susan F. Powell, Vice President,

                                           Assistant Secretary and Treasurer

Boca Raton, Florida
October 25, 1995
-------------------------------------------------------------------------------

If you do not expect to be present at the meeting, please complete, sign and date the accompanying proxy and return it promptly in the enclosed envelope.

                        INVESTORS INSURANCE GROUP, INC.
                                PROXY STATEMENT

                            ------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 17, 1995

                            ------------------------

                              GENERAL INFORMATION

The Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Investors Insurance Group, Inc., formerly Gemco National, Inc., (the "Company"), for use at the Annual Meeting of Shareholders to be held at the offices of the Company, at 7200 West Camino Real, Boca Raton, Florida at 10:00 A.M. on Friday, November 17, 1995 and at any adjournment or adjournments of said meeting (the "Meeting"). The Company intends to mail this Proxy Statement and the enclosed form of proxy to the Company's shareholders on or about October 27, 1995.


                        VOTING RIGHTS AND VOTES REQUIRED

Only holders of record of the Company's shares of common stock, par value $.50 per share (the "Common Stock") at the close of business on October 24, 1995 are entitled to receive notice of, and to vote at, the Meeting and any adjournment thereof. As of the close of business on October 24, 1995 there were 2,762,982 shares of Common Stock issued and outstanding.

For each proposal, Stockholders will be able to vote in favor of or against the proposal, or may abstain from voting. If a Stockholder abstains from voting for a proposal by selecting the "ABSTAIN" selection on the accompanying proxy card, no favorable vote is cast and therefore abstentions have the same effect as a vote against the proposal. If a broker or other nominee holding shares of Common Stock for the beneficial owner does not vote on a proposal because the broker or nominee has not received instructions from the beneficial owner and does not have the right to exercise discretionary voting power, such non-vote has the same legal effect as a vote against the proposal.

A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted in determining the presence of a quorum. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each matter considered.

The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy, and entitled to vote thereat, will be required to elect the nominees as directors, approve an amendment to the Articles of Incorporation authorizing a new class of Preferred Stock and granting exclusive authority to the Board of Directors to determine the rights, preferences and restrictions of the Preferred Stock, and adopt any shareholder proposal presented at the Meeting.

                               VOTING OF PROXIES

Proxies received in proper form by the Board of Directors of the Company will be voted at the Meeting, and any adjournment thereof, as instructed therein by the shareholders executing such proxies, or if no instructions are given, then such proxies will be voted FOR the election of nominees as directors, FOR the approval of the amendment to the Articles of Incorporation authorizing a class of Preferred Stock and granting exclusive authority to the Board of Directors to determine the rights, preferences and restrictions of the Preferred Stock, and in the discretion of persons named in the proxy, on all other matters properly presented at the meeting.


                             REVOCATION OF PROXIES

A shareholder who has given a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the Meeting. A proxy may be revoked by (1) filing with the Secretary of the Company, at the address set forth on the first page of this Proxy Statement, a written revocation; or (2) executing and delivering a duly executed proxy bearing a later date; or (3) by attending the Meeting and voting the shares of Common Stock covered by the Proxy.


                            SOLICITATION OF PROXIES

The cost of solicitation of proxies from the Company's shareholders will be borne by the Company. Solicitation will be primarily by mail. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or telegram by the directors, officers, employees and agents of the Company. Upon request, the Company will reimburse brokers, nominees, fiduciaries, and custodians for reasonable expenses incurred by them in forwarding proxy material to the beneficial owners of the Company's Common Stock.


                             ELECTION OF DIRECTORS

The accompanying proxy will be voted in favor of the election as directors of the nominees, to serve subject to the provisions of the bylaws, until the next Annual Meeting of shareholders and until their successors are duly elected and qualified. If any of such nominees does not remain a candidate at the time of the forthcoming meeting (a situation which the management does not now anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and for such other persons as shall be designated by the Board of Directors to replace such nominees.


                                    NOMINEES

The Board of Directors of the Company consists of five directors. Their terms will expire at the 1995 Annual Meeting. The five persons designated by the Board of Directors as nominees for election as directors are Messrs. Melvin C. Parker, Ronald W. Hayes, Donald F.U. Goebert, Ernest D. Palmarella and Jack L. Howard. Each of the nominees currently serves as a director of the Company.

The following table sets forth the age and address of each nominee, the principal occupation or employment of each nominee during the previous five years, and the year in which each nominee initially became a director of the Company.

        Name                   Position with the Company and Principal Occupation or
                                         Employment During Past Five Years                          Director Since
-------------------------      ---------------------------------------------------------------      ---------------
Melvin C. Parker <F1><F3>      President, Chief Executive Officer and a Director of the Company     January 3, 1992
7200 W. Camino Real            since January 1992; President, Chief Executive Officer and a
Boca Raton, FL 33433           Director of IIC, Inc. and Investors Insurance Corporation since
Age 51                         June 1990; President, Treasurer and a Director of Investors
                               Marketing Group, Inc. since June 1994; President and Chief
                               Marketing Officer of Financial Benefit Life Insurance Company
                               from August 1988 to June 1990.

Ronald W. Hayes <F1>           Chairman of the Board from January 1989 to present; President and   June 11, 1987
7200 W. Camino Real            Chief Executive Officer of the Company from January 1989 to
Boca Raton, FL 33433           January 1992; President and 100% shareholder of Lincoln
Age 57                         Consulters and Investors, Inc. for more than the past five years.

Donald F.U. Goebert <F1>        Vice President and a Director of the Company from June 1987 to      June 11, 1987
615 Willowbrook Lane           present; Secretary and Treasurer of the Company from June 1987 to
West Chester, PA 19382         June 1992; Chairman of the Board and President of Adage, Inc.
Age 58                         (formerly General Business Investment Corporation) for more than the past five years.

Ernest D. Palmarella <F2><F3>  Vice President and a Director of the Company since January 1989;    January 13, 1989
2 Radnor Corporate Center      attorney and principal shareholder in the law firm of Palmarella
Radnor, PA 19087               & Sweeney, P.C. since September 1994; attorney and principal
Age 43                         shareholder in the law firm of Mirarchi & Palmarella, P.C. from
                               May 1990 to September 1994; associate in the law firm of Boroff,
                               Harris and Heller, P.C. from April 1989 to May 1990.

Jack L. Howard <F2><F3>        Principal of Mutual Securities, Inc., a division of Cowles,         January 3, 1992
2927 Montecito Ave.            Sabol & Co., since December 1989.
Santa Rosa, CA 95404
Age 33
-------------------------------------------------------------------------------------------------------------------

<F1> Designates member of Executive Committee
<F2> Designates member of Finance/Audit Committee
<F3> Designates member of Compensation Committee

           Meetings of the Board of Directors and Standing Committees

During 1994, the Board of Directors held five (5) meetings and executed two (2) Unanimous Consents to Action in Lieu of Meetings.

The Company has three (3) Standing Committees: the Executive Committee; the Finance/Audit Committee; and the Compensation Committee. The members of these committees are identified by footnote in the "Election of Directors - Nominees" section above. The Company does not have a Nominating Committee.


                              Executive Committee

The Executive Committee is responsible for monitoring the growth of the Company and providing guidance to the executive officers of the Company. This Committee also approves capital expenditures, approvals of contributions and investments and delegates certain responsibilities to the executive officers of the Company. The Committee held no meetings in 1994.


                            Finance/Audit Committee

The Finance/Audit Committee is responsible for reviewing and implementing the policies and procedures which pertain to external and internal auditing and monitoring the financial trends and results of the Company. The Committee also recommends the appointment of the Company's independent certified public accountant. The Committee held one (1) meeting in 1994.


                             Compensation Committee

The Compensation Committee is responsible for administering and approving the compensation for corporate officers and other employees, including salaries, bonuses, fringe benefits and the grant of stock options. The Company held one
(1) meeting in 1994.


                            Directors' Compensation

A director receives a fee in the amount of $500 for each meeting of the Board of Directors and receives a fee in the amount of $300 for each meeting of any standing committee of the Board of Directors. The Company has no other arrangements regarding compensation for service as a Director.


                 Transactions Involving Directors and Officers

During 1994, the Company and its Subsidiaries engaged in various transactions with directors or with organizations with which directors are associated in their principal occupations. As indicated in the Compensation Table, Mr. Goebert received $100,000 of compensation for consulting services. These fees were paid to Mr. Goebert as non-employee compensation. During 1994, the law firm of Palmarella & Sweeney, P.C. and/or Mirarchi & Palmarella, P.C., in which Mr. Palmarella is a principal shareholder, received fees from the Company and its subsidiaries, in the amount of $90,900, for legal services and related costs and expenses. All the aforesaid transactions were in the ordinary course of business and at normal or lower commercial prices and terms.

                               Executive Officers

The name and age of each executive officer of the Company, the office or offices held by such person and the date on which such person initially held such office or offices are set forth below.



      Name                     Office             Age    Initial Date of Office
------------------      -----------------------  ----       ----------------
Melvin C. Parker        President                 51          January 1992
Ronald W. Hayes         Chairman of the Board     57          January 1989
Donald F.U. Goebert     Vice President            58            July 1989
Ernest D. Palmarella    Vice President            43            July 1989
Susan F. Powell         Vice President, Assistant               July 1989
                         Secretary and Treasurer* 46


        * Ms. Powell assumed the position of Treasurer on April 1, 1995 following the resignation of Richard T. Magsam on March 31, 1995. Richard T. Magsam, CPA served as Assistant Secretary and Assistant Treasurer of the Company from January 20, 1992 to June 18, 1992.
          From June 18, 1992 to March 31, 1995, Mr. Magsam served as Vice President, Secretary and Treasurer of the Company. Mr. Magsam also served as Senior Vice President, Chief Financial Officer and Treasurer of Investors Insurance Corporation and IIC, Inc., all subsidiaries of the Company. He held these positions from January 20, 1992 to March 31, 1995. Mr. Magsam was Vice President, Chief Administrative Officer and Controller of Financial Benefit Life Insurance Company from 1989 to 1991; Director of Reinsurance Accounting for Prudential Reinsurance Company from 1988 to 1989; and a Senior Manager, Audit at KPMG Peat Marwick from 1979 to 1988. The position of Secretary, which Mr. Magsam held prior to his resignation and which is currently vacant, will be filled at the Annual Meeting of the Board of Directors which is anticipated to be held on November 17, 1995.


Each officer is elected to serve until the next annual meeting of directors is held and until his/her successor is elected and has qualified or until his/her earlier death, resignation or removal from office.

The business experience for the previous five (5) years of Ronald W. Hayes, Melvin C. Parker, Donald F.U. Goebert and Ernest D. Palmarella is set forth under "Election of Directors - Nominees."

Susan F. Powell has served as Vice President of the Company since June 11, 1993 and Assistant Secretary of the Company since June 18, 1992. Ms. Powell also serves as Executive Vice President and Secretary of Investors Insurance Corporation and IIC, Inc., and Secretary of Investors Marketing Group, Inc., all subsidiaries of the Company. She has held these positions since
June 1990. During the period of 1988 to 1990, Ms. Powell was Director of Operations of Copytronics, Inc.

                             Executive Compensation

The following table shows the compensation paid or accrued by the Company or its Subsidiaries for the fiscal years ended December 31, 1994, 1993 and 1992 to or for the account of the Chief Executive Officer and each of the four highest paid executive officers whose compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                Annual Compensation     Long Term Compensation Awards
                           --------------------------    ---------------------------
                                                          Restricted
                                            Other Annual    Stock   Options/  LTIP     All Other
Name and                  Salary    Bonus   Compensation   Award(s)   SARs   Payouts  Compensation
Principal Position  Year    ($)      ($)       ($)           ($)       (#)     ($)      ($)<F5>
------------------  ----  -------  -------  -----------    -------  -------  -------  -----------
Melvin C. Parker,   1994  208,586   64,640   6,000<F1>        -         -       -         23,500
President and CEO   1993  203,908   44,194   6,000<F1>        -      25,000     -         25,360
                    1992  200,000   54,299   6,000<F1>        -     300,000     -         25,965

Ronald W. Hayes,    1994  120,135      -       -              -         -       -         12,000
Chairman of the     1993  120,000      -       -              -         -       -         12,000
  Board             1992  119,212      -       -              -         -       -            -

Richard T. Magsam   1994   80,020   16,160     -              -         -       -          9,616
Vice President,     1993   77,492    9,665  43,445<F4>        -      15,000     -          8,422
  Secretary and     1992   70,673   12,018     -              -      10,000     -            -
  Treasurer

Susan F. Powell,    1994  114,152   19,692     -              -         -       -         13,379
Executive Vice      1993  112,149   10,226     -              -      20,000     -         12,238
  President of      1992  105,269   12,029     -              -      20,000     -         11,727
  Investors Insurance
  Corporation

Donald F.U. Goebert,1994  100,000<F2>  -       -              -         -       -            -
Vice President      1993  100,000<F2>  -       -              -         -       -            -
  and Director <F3> 1992  100,000<F2>  -       -              -         -       -            -

<F1>     Represents car allowance.
<F2>     Represents fee paid under investment consulting contract.
<F3>     Mr. Goebert served as a non-compensated officer prior to 1992.
<F4>     Represents expenses and other costs incurred by Mr. Magsam to relocate, at the Company's request, to the Company's Jacksonville headquarters which were reimbursed by the Company.
<F5>     Represents contributions made by the Company or its
         subsidiaries, on behalf of the named officer, to the Investors Insurance Group, Inc. Simplified Employee Pension Plan. Under the Plan, the Company or its subsidiaries may make annual contributions not in excess of the lesser of fifteen (15%) percent of an employee's salary or thirty thousand ($30,000) dollars.

              EXECUTIVE AND OTHER EMPLOYEE BENEFIT PLANS


                  Incentive Stock Option Plan No. 1

The Company currently has in effect an Incentive Stock Option Plan adopted by the Shareholders of the Company in 1982 which provides that (a) options for up to 200,000 shares of common stock may be issued to employees of the Company and/or its subsidiaries; (b) the exercise price shall not be less than fair market value on the date of grant; (c) the term of an option may not exceed ten (10) years and will end no later than three (3) months after termination of employment, death or retirement or one (1) year after date of permanent disability; and (d) such other terms as set forth in the Plan or as may be set by the Company's Board of Directors. The Plan and each option is subject to the provisions of section 422 of the Internal Revenue Code of 1986, as amended. The Plan is applicable only to those options outstanding and no additional options may be granted under the Plan.


                  Incentive Stock Option Plan No. 2

The Company currently has in effect an Incentive Stock Option Plan adopted by the Shareholders of the Company on June 18, 1992 which provides that (a) options for up to 500,000 shares of common stock, par value $.50 per share, may be issued to employees of the Company and/or its subsidiaries; (b) the exercise price shall be not less than the fair market value of the shares on the date on which the option is granted; (c) the term of the option may not exceed ten (10) years and will end no later than three (3) months after an employee's death, retirement or termination from service for any reason other than disability and shall expire no later than one (1) year after an employee's termination from service due to disability; and (d) such other terms set forth in the Plan or as may be approved by the Board of Directors of the Company. The Plan and each option is subject to
Section 422 of the Internal Revenue Code of 1986, as amended.

There were no stock options issued to executive officers under Stock Option Plan No. 2, in 1994.


             Option Exercises and Fiscal Year End Values

The following table provides information as to the unexercised options to purchase the Company's Common Stock granted in fiscal year 1994 and prior fiscal years to the named officers and the value of said options held by them as of the end of the year.

                         OPTION VALUES AS OF DECEMBER 31, 1994

                    Number of Unexercised Options   Value of Unexercised In-the-Money
                     at December 31, 1994 (#)        Options at December 31,1994($)
                    ----------------------------    --------------------------------
     Name            Exercisable  Unexercisable         Exercisable   Unexercisable
---------------      -----------  -------------         -----------   -------------
Melvin C. Parker       241,000        84,000               108,000       42,000
Susan F. Powell         40,000           -                  10,000          -
Richard T. Magsam       25,000           -                   5,000          -
Ronald W.Hayes          67,409           -                  33,705          -
Donald F.U. Goebert     67,409           -                  33,705          -
Ernest D. Palmarella    12,256           -                  15,320          -


        * Value determined from market price at fiscal year end ($1.875) less exercise price. The actual value, if any, an executive may realize will depend on the stock price on date of exercise of option, so there is no assurance the value stated will be equal to the value realized by the executive.


                        Simplified Employee Pension Plan

On January 1, 1992, the Company's subsidiary, Investors Insurance Corporation, adopted a Simplified Employee Pension Plan. This same plan was subsequently adopted by the Company on June 11, 1993. Under the Plan, the Company may contribute each year for each employee the lesser of fifteen percent (15%) of each employee's salary (not to exceed $150,000) or thirty thousand dollars ($30,000). A ten percent (10%) of salary contribution was in effect in 1994 and continues in 1995. Contributions under the Plan are not mandatory.


                           Deferred Compensation Plan

The Company executed a Deferred Compensation Plan with Melvin C. Parker on December 12, 1994. The terms of this Plan provide for the annual payment of $8,500.00 to a Trust Account for the benefit of Mr. Parker. Upon Mr. Parker's retirement, disability or death, such amount which is existing in said Trust Account shall be paid to him or his beneficiary. The Trust Account is maintained pursuant to a Trust Agreement, the trustees of which are Ronald W. Hayes and Jack L. Howard. The Trust Account is subject to the claims of the general creditors of the Company in the event the Company becomes insolvent.

         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial security ownership of the Company's Common Stock by the Directors and Executive Officers, individually and as a group. The table also sets forth the only persons who, to the company's knowledge, are the beneficial owners of more than five (5%) percent of the outstanding voting securities of the company.

                                       Shares Owned
Name and Address                     Beneficially as of       Percent of
of Beneficial Owner                   October 24, 1995         Class (1)
--------------------                  ----------------        ----------
Melvin C. Parker                          379,850 (2)            12.3%
7200 W. Camino Real
Boca Raton, Florida 33433

Ronald W. Hayes                           173,909 (3)             6.1%
7200 W. Camino Real
Boca Raton, Florida 33433

Donald F.U. Goebert                     2,000,714 (4)            51.4%
615 Willowbrook Lane
West Chester, PA 19382

Ernest D. Palmarella                       12,816 (5)              *
2 Radnor Corporate Center
Radnor, PA 19087

Jack L. Howard                             58,200 (6)             2.1%
2927 Montecito Avenue
Santa Rosa, CA 95404

Susan F. Powell                            41,000 (7)             1.5%
3030 Hartley Road
Jacksonville, FL 32257

All Directors and Officers
of the Company                          2,666,489 (2-7)          61.5%


        *       Less than 1% ownership interest.


        (1) These percentages are computed by dividing the number of shares of Common Stock shown for each person by the sum of (i) the number of shares of Common Stock outstanding on October 24, 1995 and (ii) the number of shares which that particular person beneficially owns pursuant to stock options and stock warrants.

        (2)     The shares listed as being beneficially owned by Mr.
                Parker include a 1992 option, granted pursuant to Incentive Stock Option Plan 2, which is currently exercisable in the amount of 288,000 shares. The actual grant to Mr. Parker is for 300,000 shares, which vests 24% a year for four years, commencing in 1992 and a final vesting of 4% in 1996. Mr. Parker's 1993 option of 25,000 shares and 4,000 shares held in the Deferred Compensation Plan are also included in the calculation of his beneficial ownership as of October 24, 1995.

        (3)     The shares listed as being beneficially owned by Mr.
                Hayes are held of record by Lincoln Consulters and Investors, Inc. The shares listed as being beneficially owned by Mr. Hayes include an option granted to him to purchase 67,409 shares pursuant to Incentive Stock Option Plan 1.

        (4) Mr. Goebert is the direct owner of 185,554 shares and has options to purchase 67,409 shares of the Company's Stock pursuant to Incentive Stock Option Plan 1. In addition, Mr. Goebert has beneficial ownership through Chester County Fund, Inc. of 686,658 shares and a warrant to purchase 1,061,093 shares of the Company's Common Stock.

        (5) The shares listed as being beneficially owned by Mr. Palmarella include an option granted to him to purchase 12,256 shares of the Company's Common Stock pursuant to Incentive Stock Option Plan 1.

        (6) Mr. Howard is the direct owner of 45,600 shares. He has beneficial ownership of 2,600 shares through his wife, who owns 600 shares, and two of his children, who each own 1,000 shares. The shares listed as being beneficially owned by Mr. Howard include an option granted to him to purchase 10,000 shares pursuant to Incentive Stock Option Plan 2.

        (7) The shares listed as beneficially owned by Ms. Powell include options granted to her to purchase 40,000 shares pursuant to Incentive Stock Option Plan 2.

Effective August 13, 1992, the Securities and Exchange Commission adopted new rules regarding the filing of public reports by directors, officers and beneficial owners of more than ten (10%) percent of any class of Securities of a company registered pursuant to Section 12 of the Securities Exchange
Act. The new rules require proxy statement disclosure of those directors, officers and more than ten (10%) percent beneficial owners that fail to file required reports or that fail to timely file such reports. The Company is not aware of any violation of these rules.

            OTHER MATTERS TO BE CONSIDERED BY INVESTORS SHAREHOLDERS

                                 PROPOSAL NO. 2

                     Amendment to Articles of Incorporation
                 to Authorize a Class of Preferred Stock and to
             Grant Exclusive Authority to the Board of Directors to
          Determine the Rights and Preferences of the Preferred Stock

At a meeting of the Board of Directors held on January 30, 1995, the Board adopted a resolution amending Article III of the Corporation's Articles of Incorporation to authorize a class of Preferred Stock and further to grant exclusive authority to the Board of Directors to determine the rights, preferences and restrictions of the Preferred Stock. The Board determined that the authorization of a Preferred Class of Stock would be beneficial to the Corporation in its effort to raise capital. Specifically, it will allow the Corporation to sell Preferred stock to an investor who requests Preferred Stock to evidence the investor's investment.

The Board of Directors discussed the possibility that the Company may have a need for capital in the future and desires to have available a class of Preferred Stock for capital raising activities, including issuance to prospective investors as incentive for investors to invest in the Corporation.

The relative powers, rights, privileges and restrictions, if any, of this new class of Preferred stock would be determined by the Board of Directors prior to issuance of any shares of stock. All powers, rights, privileges and restrictions applied to these shares of Preferred Stock will be filed with the Office of the Secretary of State pursuant to a Statement of Designations.
The Board of Directors requests the power to determine the powers, rights, privileges and restrictions of the Preferred stock at a future date so that it may ascertain what powers, rights, privileges and restrictions would be the most beneficial to the Corporation and its shareholders while continuing to provide incentive to potential investors.

The Florida Corporation Laws require that the preferences, limitations and relative rights of a class of stock be described in the Articles of Incorporation or in a resolution adopted by the Board of Directors, prior to issuance of any shares of stock of such class. If the relative rights and preferences were identified presently in the Articles of Incorporation, a further amendment to the Articles of Incorporation may be required to amend these rights, preferences and restrictions. Allowing the Board of Directors to determine the rights, preferences and restrictions of this stock by resolution would alleviate the need to file a further amendment to the Articles of Incorporation and would avoid any time sensitive problem which would exist if the Board of Directors were required to wait until the next annual meeting of the Shareholders to define the rights and preferences of the preferred stock.

The authority of the Board of Directors to issue Common or Preferred Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, since the issuance of Preferred Stock with voting powers, or the issuance or additional shares of Common Stock, would dilute the voting power of the Common Stock and Preferred Stock then outstanding. Such shares could also be sold in private or public transactions to purchasers who might assist the Board of Directors in opposing a takeover bid which the Board determines not to be in the best interest of the Company and its Stockholders.

The authority of the Board to issue Preferred Stock and to determine the relative rights, powers, rights, privileges and restrictions, if any, of one or more series of Preferred Stock of the Company could be used in a manner calculated to prevent the removal of management, and make more difficult or discourage an unwelcomed change in control of the Company.

To effect the proposed amendment, the following resolution is presented for adoption by the shareholders:

        RESOLVED, that Article III of the Articles of Incorporation, entitled "CAPITAL STOCK" be deleted in its entirety and replaced with the following:

(A) "The number of shares of stock that this Corporation is authorized to have outstanding at any one time shall be equal to Fifty Million (50,000,000) consisting of:

        1. Twenty Million (20,000,000) Preferred Shares, no par value.

        2.      Thirty Million (30,000,000) Common Shares, par value
                $.50 per share.

(B)     The Board of Directors is authorized, subject to the limitations
        prescribed by law and the provisions of this Article   III, to provide
        for the issuance of the shares of Preferred Stock in series, and by filing an amendment pursuant to section 607.0602 of the Florida Corporation Laws, to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereof, without shareholder action.

        The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

        (a) The number of shares constituting that series and the distinctive designation of that series;

        (b) The dividend rate on the shares of that series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

        (c) Whether that series shall have voting rights, and if so the terms of such voting rights;

        (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

        (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount shall vary under different conditions and at different redemption dates;

        (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

        (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

        (h) Any other relative rights, preferences and limitations of that series.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period."


       Board of Directors' Recommendation and Vote Required for Approval

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE HOLDERS OF THE COMPANY'S COMMON STOCK PRESENT AT THE MEETING OR BY PROXY IS REQUIRED FOR THE ADOPTION OF THE PROPOSAL. UNLESS OTHERWISE DIRECTED, PROXIES WILL BE VOTED "FOR" APPROVAL OF THIS PROPOSAL.

The Board of Directors recommends that shareholders vote FOR an amendment to the Articles of Incorporation to authorize a Class of Preferred Stock and to grant exclusive authority to the Board of Directors to determine the rights, preferences and restrictions of the Preferred Stock.


                         Independent Public Accountants

The accounting firm of KPMG Peat Marwick has served as auditors of the Company for the past 4 years, including the previous fiscal year. The Company's Audit Committee, which is responsible for selecting and recommending an independent public accounting firm to the Board of Directors has not selected or recommended an accounting firm for fiscal year 1995. The Company is currently interviewing other accounting firms. The Company is disappointed with its relationship with KPMG Peat Marwick.

Representatives of KPMG Peat Marwick are not expected to be at the Meeting.


                       PROPOSALS FOR 1996 ANNUAL MEETING

Shareholder proposals for the 1996 Annual Meeting must be received at the principal executive offices of the Company, 7200 West Camino Real, Boca Raton, Florida 33433, no later than February 15, 1996 for inclusion in the 1996 Proxy Statement and form of Proxy.









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                                 OTHER MATTERS

It is not intended that any matters except as mentioned above will be brought before the meeting, and management is not aware of any other matters that will be presented at the meeting by any other person. However, if any other business should properly come before the meeting, it is intended that the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

A copy of the 1994 Annual Report of the Company is being mailed to shareholders together with this Notice and Proxy Statement. The Annual Report contains consolidated financial statements for the Company and its subsidiaries and the report thereon of KPMG Peat Marwick, independent certified public accountants.

The Company will provide, upon request, a copy of the Company's Form 10-K for the fiscal year ended December 31, 1994 as filed with the Securities and Exchange Commission. Any such request should be in writing and addressed to the Company at 3030 Hartley Road, Suite 390, Jacksonville, Florida 32257, attention: Susan F. Powell, Assistant Secretary.


                                            By Order of the Board of Directors,


                                            /s/ Susan F Powell
                                            ------------------
                                            Susan F. Powell, Vice President,
                                            Assistant Secretary and Treasurer







Boca Raton, Florida